Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to the Registration Statement No. 333-180317 of MVB Financial Corp. on Form S-3 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in Form 10-K of MVB Financial Corp. for the year ended December 31, 2014.

Wexford, Pennsylvania

September 3, 2015